Exhibit 99.1

WEYERHAEUSER NEWS RELEASE

WEYERHAEUSER SELLS CONTAINERBOARD, PACKAGING AND RECYCLING TO INTERNATIONAL PAPER FOR $6 BILLION IN CASH

FEDERAL WAY, Wash., March 17, 2008 — Weyerhaeuser Company (NYSE: WY) today announced the sale of its Containerboard Packaging and Recycling business to International Paper (NYSE: IP) for $6 billion in cash, subject to post closing adjustments. Weyerhaeuser said it expects to use a substantial portion of the after-tax proceeds from the sale to pay down debt.

The transaction includes nine containerboard mills, 72 packaging locations, 10 specialty-packaging plants, four kraft bag and sack locations and 19 recycling facilities. (See list at end of release for locations.) The transaction affects approximately 14,300 employees.

Steven R. Rogel, chairman and chief executive officer, said the announcement completes the company’s strategic review of the CBPR business.

“We are pleased with the outcome and we will continue to focus on those areas that present the greatest opportunities for the future,” Rogel said. “This future begins with the trees and the land, and our outstanding stewardship of these resources. To this we add our unique expertise in growing and extracting value from the trees and the land on which they grow.

“I want to thank the CBPR employees for their dedication, patience and professional approach during this review. Their efforts continue to improve the performance of this business and I’m confident that this transaction positions CBPR for an even more successful future.”

The transaction is subject to customary closing conditions including regulatory review and receipt of financing by International Paper. The transaction is currently expected to close in the second half of 2008. International Paper has committed financing for the entire purchase price. Weyerhaeuser CBPR and International Paper will continue to operate separately until the transaction closes.

Morgan Stanley acted as financial advisor to Weyerhaeuser in the transaction.

Weyerhaeuser Company, one of the world’s largest forest products companies, was incorporated in 1900. In 2007, sales were $16.3 billion. It has offices or operations in 13 countries, with customers worldwide. Weyerhaeuser is principally engaged in the growing and harvesting of timber; the manufacture, distribution and sale of forest products; and real estate construction, development and related activities. Additional information about Weyerhaeuser’s businesses, products and practices is available at http://www.weyerhaeuser.com.

FORWARD LOOKING STATEMENT

This news release contains statements concerning the company’s future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Some of these forward-looking statements can be identified by the use of forward-looking terminology such as “expects,” “may,” “will,” “believes,” “should,” “approximately,” anticipates,” “estimates,” and “plans,” or comparable terminology or by discussions of strategy, plans or intentions.

These forward-looking statements relate to trends in or management’s beliefs about the company’s markets, earning, performance of the company’s business segments, ability to capture business opportunities, price realizations, demand, sales volumes, pricing for the company’s products and related matters. These statements reflect management’s current beliefs and are based on information currently available to management. Forward-looking statements are necessarily based on a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to known and unknown risks and uncertainties that may cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to the ability of the parties to successfully consummate the transactions contemplated by the purchase agreement, the successful fulfillment (or waiver) of all conditions included in the purchase agreement, the successful financing of the transaction, the successful closing of the transaction within the estimated timeframes, general economic and business conditions, market demand for the company’s products, the successful execution of strategies, the level of competition from domestic and foreign producers, product selling prices, raw material and operating costs, changes in foreign currency exchange rates, the performance of manufacturing operations, the ability to realize anticipated cost savings and other factors.

These factors should be considered carefully and undue reliance should not be placed on the forward-looking statements. Although the forward-looking statements are based on what management believes to be reasonable estimates and assumptions, actual results may be materially different from those expressed or implied by these forward-looking statements. Unless specifically required by law, the company expressly declines any obligation to update or revise these forward-looking statements to reflect new events or circumstances.

Location List

Nine containerboard mills (6.3 million tons capacity)

Alabama: Pine Hill

California: Oxnard

Iowa: Cedar Rapids

Kentucky: Henderson

Louisiana: Campti

Oklahoma: Valliant

Oregon: Albany, Springfield

Mexico: Xalapa

72 packaging locations (99.4 billion square feet capacity)

Alabama: Huntsville

Arizona: Phoenix, Yuma

Arkansas: Fort Smith, Russellville

California: Anaheim, Camarillo, Compton, Elk Grove, Exeter, Modesto, Salinas, Sanger, Santa Paula

Colorado: Golden

Florida: Plant City, Tampa

Georgia: Columbus, Griffin, Lithonia

Illinois: Aurora, Bedford Park, Belleville, Lincoln, Montgomery, Rockford

Indiana: Butler, Indianapolis

Iowa: Cedar Rapids, Waterloo

Kansas: Kansas City

Kentucky: Bowling Green, Louisville

Michigan: Three Rivers, Warren

Minnesota: Austin, Fridley, St. Paul, White Bear Lake

Mississippi: Jackson, Magnolia, Olive Branch

Missouri: Maryland Heights, St. Joseph

Nebraska: Omaha

New Jersey: Barrington, Bellmawr

New York: Rochester

North Carolina: Charlotte, Lumberton, Newton

Ohio: Delaware, Eaton, Mount Vernon

Oklahoma: Oklahoma City

Oregon: Beaverton, Portland

Tennessee: Cleveland

Texas: Amarillo, Dallas, McAllen, Sealy

Virginia: Lynchburg

Washington: Bellevue, Moses Lake, Olympia, Yakima

Wisconsin: Manitowoc

Mexico: Ixtac, Mexico City, Monterrey, Silao

10 specialty packaging plants

California: Cypress

Georgia: Tucker

Illinois: Aurora

Indiana: Indianapolis

Kentucky: Richwood

North Carolina: Charlotte

Ohio: Delaware

Oregon: Beaverton, Hillsboro, Salem

Four kraft bag and sack locations (199,000 tons capacity)

California: Buena Park

North Carolina: Charlotte

Oregon: Beaverton

Texas: Dallas

19 recycling facilities

Arizona: Phoenix

California: Fremont, Los Angeles/Norwalk, West Sacramento

Colorado: Denver

Illinois: Chicago/Itasca

Iowa: Des Moines

Kansas: Wichita

Maryland: Baltimore

Minnesota: New Brighton

Nebraska: Omaha

North Carolina: Charlotte

Oregon: Beaverton, Eugene

Tennessee: Memphis

Texas: Carrollton

Utah: Salt Lake City

Virginia: Richmond

Washington: Kent

For more information, please contact:

  •     Media — Bruce Amundson

         o  Email: Bruce.Amundson@weyerhaeuser.com
     o  Phone: (253) 924-3047

  •     Analysts — Kathryn McAuley

         o     Email: Kathy.McAuley@weyerhaeuser.com
     o     Phone: (253) 924-2058

© 2008 Weyerhaeuser. All Rights Reserved.